KRISPY KREME REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FISCAL YEAR ENDED FEBRUARY 2, 2014

Adjusted Net Income Rises 37% for the Quarter and 31% for the Year

Raises Fiscal 2015 Diluted EPS Guidance to Reflect Growth of 20% to 30%

Increases Share Repurchase Authorization to $80 Million

Winston-Salem, NC – March 12, 2014 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended February 2, 2014, and raised its diluted EPS guidance for fiscal 2015 to reflect fewer forecasted shares outstanding as a result of share repurchases. The Company also announced that its Board of Directors increased the Company’s current share repurchase authorization from $50 million to $80 million.

Fiscal Year

The fourth quarter and fiscal year ended February 2, 2014 included 13 and 52 weeks, respectively, compared to 14 and 53 weeks, respectively, for the fourth quarter and fiscal year ended February 3, 2013. Accordingly, financial results for the fiscal 2014 periods are not directly comparable to those of the corresponding fiscal 2013 periods. The Company’s fiscal year ends on the Sunday closest to January 31, which periodically results in a 53-week year.

Fourth Quarter Fiscal 2014 Highlights Compared to the Year-Ago Period (Table 2):

To facilitate comparisons, the following highlights compare the 13 weeks ended February 2, 2014 to the 13 weeks ended January 27, 2013:

  Revenues increased 3.3% to $112.7 million from $109.1 million; excluding the effects of refranchising stores, revenues for the quarter rose 5.5% from last year
  Company same store sales rose 1.6%, the 21st consecutive quarterly increase, despite harsh winter weather in several key markets estimated to have penalized fourth quarter comparisons by approximately 1 point
  Operating income increased 27% to $9.1 million from $7.2 million
  Adjusted net income rose 37% to $8.3 million ($0.12 per share) from $6.1 million ($0.09 per share); adjusted net income and adjusted EPS reflect income tax expense only to the extent currently payable in cash; adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in Table 5 accompanying this release)
  Net income was $14.8 million ($0.21 per share) compared to $4.0 million ($0.06 per share) last year; net income in the current period reflects credits totaling $10.3 million ($0.14 per share) in income tax expense; the credits reflect additional tax benefits expected to be realized from the Company’s net operating loss and tax credit carryovers resulting from an increase in management’s estimate of future annual earnings

  Cash provided by operating activities was $15.9 million compared to $19.5 million last year
  Cash at year end totaled $55.7 million, notwithstanding the Company’s repurchase of $20.5 million of common stock in fiscal 2014

Fiscal 2014 Highlights Compared to Last Year (Table 2):

To facilitate comparisons, the following highlights compare the 52 weeks ended February 2, 2014 to the 52 weeks ended January 27, 2013:

  Revenues increased 7.9% to $460.3 million from $426.8 million; excluding the effects of refranchising stores, revenues for the year rose 9.3% from last year
  Company same store sales rose 6.7%, the fifth consecutive annual increase
  Operating income increased 28% to $46.6 million from $36.4 million
  Adjusted net income rose 31% to $43.2 million ($0.61 per share) from $32.9 million ($0.47 per share)
  Net income was $34.3 million ($0.48 per share) compared to $20.0 million ($0.29 per share) last year; net income in the current year reflects credits totaling $10.3 million ($0.14 per share) in income tax expense; the credits reflect additional tax benefits expected to be realized from the Company’s net operating loss and tax credit carryovers resulting from an increase in management’s estimate of future annual earnings
  Cash provided by operating activities was $56.9 million compared to $57.5 million in fiscal 2013

James H. Morgan, Chairman and Chief Executive Officer, commented: “Fiscal 2014 was an outstanding year at Krispy Kreme, and we thank our Company team members and our franchise partners for their outstanding contributions. Among the significant achievements were:

  We reported our fifth year in a row of higher same store sales at Company shops, notwithstanding tough comparisons and harsh winter weather that affected several Company markets as we closed out the year in January
  Our domestic franchisees also posted their fifth consecutive year of rising same store sales
  We achieved 30% year-over-year growth in adjusted EPS on a 52-week basis; in the fourth quarter, adjusted EPS grew 33% on a 13-week basis
  We successfully tested our new small free-standing factory shop format and began a rollout that we expect will represent the majority of new domestic shops built in the coming year
  International franchisees in three new countries opened their first Krispy Kreme shops, bringing our total presence outside the U.S. to 23 countries and 574 locations at year end

“Krispy Kreme ranks among the fastest growing brands in QSR, and we have significant potential to further expand our system both domestically and internationally. Our worldwide store count grew by more than 10% in fiscal 2014, and we are projecting similar net unit growth in fiscal 2015. Company development this year will focus exclusively on our small free-standing factory shops, which have shown very encouraging results since we opened the first of these new format shops in January 2013. Domestic franchise development is expected to consist of a mix of small factory and satellite locations, while internationally, we expect to enter several new markets, including Colombia and Guangdong, China. Our goal remains to have 1,300 domestic and international shops in operation by January 2017.

“Our cash flow generation and strong balance sheet provide us with the resources to pursue an exciting but disciplined organic growth strategy, and complement those efforts with ongoing actions that we believe will create additional value for our shareholders. To that end, the Board of Directors has increased the size of our current share repurchase authorization from $50 million to $80 million and, to date, we have repurchased approximately 1.6 million shares for a total of approximately $30 million, including $9.3 million in purchases since the end of the fourth quarter.

“To summarize, fiscal 2014 represented the best financial results for Krispy Kreme since fiscal 2004, and the foundation has clearly been laid for many years of sustainable growth.”

Results for the Quarter Ended February 2, 2014 (Tables 2 and 7)

To facilitate comparisons, the following discussion compares the 13 weeks ended February 2, 2014 to the 13 weeks ended January 27, 2013.

Consolidated Results

For the quarter ended February 2, 2014, revenues rose 3.3% to $112.7 million.

Direct operating expenses increased to $93.3 million from $91.0 million, but as a percentage of total revenues decreased to 82.8% from 83.4%. General and administrative expenses declined to $7.7 million from $8.4 million in the same period last year, and as a percentage of revenues fell to 6.8% from 7.7%. The decrease in general and administrative expenses in the fourth quarter of fiscal 2014 reflects, among other things, lower incentive compensation costs and a reduction in legal costs compared to the prior year. In addition, general and administrative expenses in the fourth quarter last year included a charge of $225,000 for the settlement of nuisance litigation.

Operating income rose 27% to $9.1 million from $7.2 million.

Adjusted net income rose 37% to $8.3 million ($0.12 per share) compared to $6.1 million ($0.09 per share), in the fourth quarter last year. Adjusted net income and adjusted EPS are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in Table 5 accompanying this release).

Segment Results

For the quarter ended February 2, 2014, Company Stores revenues declined 1.1% to $74.3 million. Exclusive of the effects of refranchising six stores in Kansas, Missouri and Texas during fiscal 2014, Company Stores revenues increased 4.3%. Same store sales at Company stores rose 1.6%, the 21st consecutive quarterly increase. The Company Stores segment posted operating income of $1.6 million compared to $3.0 million last year. The decline in Company Stores’ operating income reflects, among other things, higher consumer incentives, an increase in marketing costs, and the negative effects of adverse weather conditions compared to last year.

Domestic Franchise revenues increased 24.7% to $3.1 million. Higher royalties from a 13.6% increase in sales by domestic franchisees (of which 3.8% reflects the six refranchised stores) accounted for substantially all of the revenue gain. Same store sales rose 6.2% at domestic franchise stores. Domestic Franchise segment operating income was $2.0 million compared to $1.3 million last year.

International Franchise revenues increased 3.7% to $6.9 million. Changes in the rates of exchange between the U.S. dollar and the foreign currencies in which the Company’s international franchisees do business decreased sales by international franchisees measured in U.S. dollars by approximately $6.9 million in the fourth quarter of fiscal 2014 compared to last year, which adversely affected international royalty revenues by approximately $410,000. Excluding the effects of exchange rate changes, sales by international franchisees rose 10.0%. Adjusted to eliminate the effects of changes in foreign exchange rates, same store sales at international franchise stores fell 3.4%, reflecting, among other things, honeymoon effects from the substantial number of international store openings in recent years, as well as cannibalization as markets develop. The International Franchise segment generated operating income of $4.8 million compared to $4.0 million in the fourth quarter last year. The improvement in segment operating income reflects lower share-based compensation due to the departure of an executive officer, as well as a reduction in trademark protection costs compared to the prior year. In addition, last year’s results reflected a provision of approximately $185,000 for potential uncollectible accounts.

Total KK Supply Chain revenues (including sales to Company stores) increased 5.7% to $55.9 million. KK Supply Chain generated operating income of $8.6 million compared to $7.5 million in the fourth quarter last year. The gain in operating margin in the fourth quarter was driven largely by economies of scale.

Fiscal 2015 Outlook

In fiscal 2015, the Company expects to open between 10 and 15 small, free-standing factory shops, and estimates the Company’s domestic franchisees will open between 20 and 25 Krispy Kreme shops, including both small factory and satellite locations. The Company forecasts that international franchisees will open approximately 85 locations. Allowing for anticipated normal shop closings across the system, management estimates that the total systemwide store count will rise over 10% in fiscal 2015. The Company’s goal is to achieve modest organic same store sales growth in its Company shops in fiscal 2015 driven by traffic, with modest pricing action incremental to that. The Company forecasts that international franchise same store sales will continue the improving trend of recent years.

Based on these factors, management currently expects fiscal 2015 adjusted net income will be in the range of $51 million to $55 million and adjusted EPS will range from $0.73 to $0.79 per share based on a forecasted 70 million diluted shares outstanding. This range reflects a two million share reduction in the forecasted number of diluted shares outstanding from our prior guidance principally to give effect to our share repurchases to date. If achieved, this forecast would represent year-over-year growth in adjusted earnings per share of 20% to 30%. On a GAAP basis, management expects fiscal 2015 net income will be in the range of $32.4 million to $34.8 million.

Adjusted net income and adjusted EPS are non-GAAP measures; see the reconciliation of GAAP to adjusted earnings in Table 5 accompanying this release.

Same Store Sales Reporting Methodology

Beginning in fiscal 2015, the Company plans to revise its computational methodology for same store sales to more accurately reflect overall comparable stores sales performance. Under the new methodology, shops will be included in the same store sales computation after 18 months of operation, compared to 13 months under the current methodology. Because Krispy Kreme shops typically open with an extended honeymoon period of elevated sales levels, under the current methodology most shops will report negative comparisons as they enter the same stores metric at week 57. Deferring stores’ entering the same store sales metric until week 79 is expected to result in a more meaningful measurement of comparable sales because, in most cases, substantially all of the honeymoon sales period will no longer be reflected in the metric.

The Company plans to provide quarterly tables for same store sales calculations for Company, domestic franchise and international franchise shops for fiscal 2012 through fiscal 2014 using the new computational methodology prior to release of its results for the first quarter of fiscal 2015.

Conference Call

The Company will host a conference call to review fiscal 2014 fourth quarter and annual results, as well as management’s outlook for 2015, this afternoon at 4:30 p.m. (ET). A live webcast of the conference call will be available at www.krispykreme.com. The conference call also can be accessed over the phone by dialing (877) 312-5514 or, for international callers, by dialing (970) 315-0452. An archived replay of the call will be available shortly after its conclusion by dialing (855) 859-2056, or (404) 537-3406 for international callers; the passcode is 89378591. The audio replay will be available through March 29, 2014. A transcript of the conference call also will be available on the Company’s website.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, N.C., the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 800 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with implementation of new technology platforms. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

TABLE 1

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF INCOME

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	February 2,	February 3,	February 2,	February 3,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$112,746	$118,145	$460,331	$435,843
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	93,302	98,260	376,132	362,828
General and administrative expenses	7,709	8,778	25,149	25,089
Depreciation and amortization expense	2,834	2,653	11,106	9,891
Impairment charges and lease termination costs	(169)	4	1,374	306
Operating income	9,070	8,450	46,570	37,729
Interest income	144	12	616	114
Interest expense	(135)	(440)	(1,057)	(1,642)
Loss on refinancing of debt	-	-	(967)	-
Equity in losses of equity method franchisees	(47)	(52)	(221)	(202)
Other non-operating income, net	96	80	119	317
Income before income taxes	9,128	8,050	45,060	36,316
Provision for income taxes	(5,632)	3,270	10,804	15,537
Net income	$14,760	$4,780	$34,256	$20,779

Earnings per common share:
Basic	$0.22	$0.07	$0.51	$0.31
Diluted	$0.21	$0.07	$0.48	$0.30

Weighted average shares outstanding:
Basic	67,222	66,864	67,261	67,624
Diluted	71,045	69,520	71,054	69,896

Note: Fiscal 2014 contained 52 weeks (13 in the fourth quarter) compared to 53 weeks (14 in the fourth quarter) in fiscal 2013. Accordingly, financial results for the fourth quarter of fiscal 2014 and for fiscal 2014 as a whole are not directly comparable to results for the prior year. See Table 2 for a comparison of the Company's results of operations for the 13 and 52 weeks ended February 2, 2014 and January 27, 2013.

TABLE 2

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF ADJUSTED INCOME - 13 AND 52 WEEK BASIS

	13 Weeks Ended		52 Weeks Ended
	February 2,	January 27,	February 2,	January 27,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Revenues	$112,746	$109,122	$460,331	$426,820
Operating expenses:
Direct operating expenses (exclusive of depreciation and
amortization expense shown below)	93,302	91,047	376,132	355,615
General and administrative expenses	7,709	8,447	25,149	24,758
Depreciation and amortization expense	2,834	2,464	11,106	9,702
Impairment charges and lease termination costs	(169)	4	1,374	306
Operating income	9,070	7,160	46,570	36,439
Interest income	144	12	616	114
Interest expense	(135)	(428)	(1,057)	(1,630)
Equity in losses of equity method franchisees	(47)	(52)	(221)	(202)
Other non-operating income, net	96	80	119	317
Income before income taxes	9,128	6,772	46,027	35,038
Provision for current income taxes	792	676	2,790	2,119
Adjusted net income	$8,336	$6,096	$43,237	$32,919

Adjusted earnings per common share:
Basic	$0.12	$0.09	$0.64	$0.49
Diluted	$0.12	$0.09	$0.61	$0.47

Weighted average shares outstanding:
Basic	67,222	66,864	67,261	67,624
Diluted	71,045	69,520	71,054	69,896

Note: Fiscal 2014 contained 52 weeks (13 in the fourth quarter) compared to 53 weeks (14 in the fourth quarter) in fiscal 2013. The foregoing table presents fourth quarter and annual fiscal 2013 adjusted net income and adjusted earnings per share exclusive of the 14th/53rd week in order to facilitate comparison of fiscal 2013 results with results for fiscal 2014. For the derivation of amounts shown for the 13 and 52 weeks ended January 27, 2013, please see Exhibit 99.1 to the Company's Current Report on Form 8-K filed on March 14, 2013.

Adjusted net income and adjusted EPS are non-GAAP measures. See the reconciliation of GAAP to adjusted earnings in Table 5.

TABLE 3

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET

	February 2,	February 3,
	2014	2013
	(In thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,748	$66,332
Receivables	25,268	25,627
Receivables from equity method franchisees	675	705
Inventories	16,750	12,358
Deferred income taxes	23,847	23,323
Other current assets	5,199	6,439
Total current assets	127,487	134,784
Property and equipment	92,823	78,024
Investments in equity method franchisees	-	-
Goodwill and other intangible assets	24,097	24,195
Deferred income taxes	83,461	93,088
Other assets	10,678	11,847
Total assets	$338,546	$341,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$344	$2,148
Accounts payable	16,788	12,198
Accrued liabilities	29,276	32,330
Total current liabilities	46,408	46,676
Long-term debt, less current maturities	1,659	23,595
Other long-term obligations and deferred credits	25,386	25,235

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	-	-
Common stock, no par value	338,135	354,068
Accumulated other comprehensive loss	-	(338)
Accumulated deficit	(73,042)	(107,298)
Total shareholders’ equity	265,093	246,432
Total liabilities and shareholders’ equity	$338,546	$341,938

TABLE 4

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	52 Weeks Ended	53 Weeks Ended
	February 2,	February 3,
	2014	2013
	(In thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$34,256	$20,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,106	9,891
Deferred income taxes	8,014	13,413
Accrued rent expense	784	585
Loss on refinancing of debt	967	-
(Gain) loss on disposal of property and equipment	(1,879)	543
(Gain) on refranchising	(876)	-
Share-based compensation	6,452	6,801
Provision for doubtful accounts	(345)	194
Amortization of deferred financing costs	285	398
Equity in losses of equity method franchisees	221	202
Other	325	(219)
Change in assets and liabilities:
Receivables	556	(248)
Inventories	(4,553)	299
Other current and non-current assets	1,917	(1,012)
Accounts payable and accrued liabilities	(1,913)	4,740
Other long-term obligations and deferred credits	1,595	2,944
Net cash provided by operating activities	56,912	59,310
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(25,022)	(14,218)
Proceeds from disposals of property and equipment	1,719	178
Proceeds from refranchising	681	-
Acquisition of stores from franchisee	-	(915)
Other investing activities	456	517
Net cash used for investing activities	(22,166)	(14,438)
CASH FLOW FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(24,658)	(2,346)
Deferred financing costs	(132)	(11)
Proceeds from exercise of stock options	2,517	247
Proceeds from exercise of warrants	-	9
Repurchase of common shares	(23,057)	(20,758)
Net cash used for financing activities	(45,330)	(22,859)
Net increase (decrease) in cash and cash equivalents	(10,584)	22,013
Cash and cash equivalents at beginning of year	66,332	44,319
Cash and cash equivalents at end of year	$55,748	$66,332

Supplemental schedule of non-cash investing and financing activities:
Assets acquired under capital leases	$918	$516

TABLE 5

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION

As of February 2, 2014, the Company had net deferred income tax assets of approximately $107 million, of which approximately $58 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $174 million.

The Company has reported cumulative pretax income of over $120 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

The Company’s fiscal year ends on the Sunday closest to January 31, which periodically results in a 53-week year. Fiscal 2013 contained 53 weeks, while fiscal 2014 contained 52 weeks.

In the second quarter of fiscal 2014, the Company recorded a charge of $1.0 million related to the refinancing of its secured credit facilities, consisting principally of the writeoff of deferred financing costs related to the Company’s term loan, which was retired in full, and the termination of an interest rate hedge related to the term loan. Charges of this nature are not expected to recur on a regular basis.

The following non-GAAP financial information and related reconciliation to GAAP measures are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Management's		Historical Periods
	Earnings Guidance		Three Months Ended		Year Ended
	Year Ending February 1, 2015		February 2,	February 3,	February 2,	February 3,
	From	To	2014	2013	2014	2013
	(In thousands, except per share amounts)
Net income, as reported	$32,400	$34,800	$14,760	$4,780	$34,256	$20,779
Loss on refinancing of debt	-	-	-	-	967	-
Provision for deferred income taxes	18,600	20,200	(6,424)	2,589	8,014	13,413
Adjusted net income	51,000	55,000	8,336	7,369	43,237	34,192
Earnings for the 14th/53rd week	-	-	-	(1,273)	-	(1,273)
Adjusted net income - 13/52 week basis	$51,000	$55,000	$8,336	$6,096	$43,237	$32,919

Adjusted earnings per common share -
13/52 week basis:
Basic	$0.77	$0.83	$0.12	$0.09	$0.64	$0.49
Diluted	$0.73	$0.79	$0.12	$0.09	$0.61	$0.47

Weighted average shares outstanding:
Basic	66,000	66,000	67,222	66,864	67,261	67,624
Diluted	70,000	70,000	71,045	69,520	71,054	69,896

TABLE 6

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	February 2,	February 3,	February 2,	February 3,
	2014	2013	2014	2013
		(In thousands)
Revenues:
Company Stores:
On-premises sales:
Retail sales	$34,590	$37,292	$136,921	$127,989
Fundraising sales	2,782	3,138	14,591	14,929
Total on-premises sales	37,372	40,430	151,512	142,918
Wholesale sales	36,957	40,892	155,313	153,576
Company Stores revenues	74,329	81,322	306,825	296,494
Domestic Franchise	3,143	2,764	11,839	10,325
International Franchise	6,900	7,109	25,607	24,941
KK Supply Chain:
Total revenues	55,913	57,337	231,229	215,412
Less – intersegment sales elimination	(27,539)	(30,387)	(115,169)	(111,329)
External KK Supply Chain revenues	28,374	26,950	116,060	104,083
Total revenues	$112,746	$118,145	$460,331	$435,843

Operating income:
Company Stores	$1,631	$3,263	$11,334	$8,534
Domestic Franchise	1,962	1,518	8,083	5,590
International Franchise	4,758	4,430	17,977	17,387
KK Supply Chain	8,617	8,269	36,953	32,450
Total segment operating income	16,968	17,480	74,347	63,961
Unallocated general and administrative expenses	(7,709)	(8,778)	(25,149)	(25,089)
Corporate depreciation and amortization expense	(358)	(248)	(1,254)	(837)
Impairment charges and lease termination costs	169	(4)	(1,374)	(306)
Consolidated operating income	$9,070	$8,450	$46,570	$37,729

Depreciation and amortization expense:
Company Stores	$2,256	$2,221	$9,039	$8,142
Domestic Franchise	47	14	119	164
International Franchise	1	1	7	10
KK Supply Chain	172	169	687	738
Corporate	358	248	1,254	837
Total depreciation and amortization expense	$2,834	$2,653	$11,106	$9,891

Note: Fiscal 2014 contained 52 weeks (13 in the fourth quarter) compared to 53 weeks (14 in the fourth quarter) in fiscal 2013. Accordingly, financial results for the fourth quarter of fiscal 2014 and for fiscal 2014 as a whole are not directly comparable to results for the prior year. See Table 7 for a comparison of the Company's segment information for the 13 and 52 weeks ended February 2, 2014 and January 27, 2013.

TABLE 7

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION - 13 AND 52 WEEK BASIS

	13 Weeks Ended		52 Weeks Ended
	February 2,	January 27,	February 2,	January 27,
	2014	2013	2014	2013
	(In thousands)
Revenues:
Company Stores:
On-premises sales:
Retail sales	$34,590	$34,462	$136,921	$125,159
Fundraising sales	2,782	2,848	14,591	14,639
Total on-premises sales	37,372	37,310	151,512	139,798
Wholesale sales	36,957	37,845	155,313	150,529
Company Stores revenues	74,329	75,155	306,825	290,327
Domestic Franchise	3,143	2,520	11,839	10,081
International Franchise	6,900	6,652	25,607	24,484
KK Supply Chain:
Total revenues	55,913	52,899	231,229	210,974
Less – intersegment sales elimination	(27,539)	(28,104)	(115,169)	(109,046)
External KK Supply Chain revenues	28,374	24,795	116,060	101,928
Total revenues	$112,746	$109,122	$460,331	$426,820

Operating income:
Company Stores	$1,631	$2,983	$11,334	$8,254
Domestic Franchise	1,962	1,300	8,083	5,372
International Franchise	4,758	4,035	17,977	16,992
KK Supply Chain	8,617	7,522	36,953	31,703
Total segment operating income	16,968	15,840	74,347	62,321
General and administrative expenses	(7,709)	(8,447)	(25,149)	(24,758)
Corporate depreciation and amortization	(358)	(229)	(1,254)	(818)
Impairment charges and lease termination costs	169	(4)	(1,374)	(306)
Consolidated operating income	$9,070	$7,160	$46,570	$36,439

Depreciation and amortization expense:
Company Stores	$2,256	$2,063	$9,039	$7,984
Domestic Franchise	47	14	119	164
International Franchise	1	1	7	10
KK Supply Chain	172	157	687	726
Corporate	358	229	1,254	818
Total depreciation and amortization expense	$2,834	$2,464	$11,106	$9,702

Note: Fiscal 2014 contained 52 weeks (13 in the fourth quarter) compared to 53 weeks (14 in the fourth quarter) in fiscal 2013. The foregoing table presents fourth quarter and annual fiscal 2013 segment information exclusive of the 14th/53rd week in order to facilitate comparison of fiscal 2013 results with results for fiscal 2014. For the derivation of amounts shown for the 13 and 52 weeks ended January 27, 2013, please see Exhibit 99.1 to the Company's Current Report on Form 8-K filed on March 14, 2013.

TABLE 8

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

	13 Weeks Ended		52 Weeks Ended
	February 2,	January 27,	February 2,	January 27,
	2014	2013	2014	2013
Systemwide sales (in thousands):(1)
Company stores	$73,732	$74,680	$303,973	$288,079
Domestic Franchise stores	80,537	70,880	317,864	281,334
International Franchise stores	116,974	112,525	438,027	423,418
International Franchise stores, in constant dollars(2)	116,974	106,295	438,027	403,918

Change in same store sales:(3)
Company stores	1.6%	7.5%	6.7%	5.5%
Domestic Franchise stores	6.2	9.6	9.9	6.8
International Franchise stores	(9.1)	(7.3)	(10.4)	(9.0)
International Franchise stores, in constant dollars(2)	(3.4)	(7.4)	(5.6)	(8.1)

Company Stores - change in same store sales:
Retail pricing	3.7%	0.0%	3.4%	0.7%
Guest check average (exclusive of the effects of pricing)	(1.7)	(2.9)	(0.9)	(1.4)
Customer count	(0.4)	10.6	4.0	6.2
Other	0.0	(0.2)	0.2	0.0
Total	1.6%	7.5%	6.7%	5.5%

Change in same store customer count - Company stores (retail sales
only)(3)	(0.4)%	11.9%	4.5%	7.1%

Average guest check - Company stores (retail sales only)	$7.32	$7.19	$7.47	$7.29

Company Stores - store operating weeks	1,215	1,260	4,864	4,891

Company stores wholesale sales:(4)
Grocers/mass merchants:
Change in average weekly number of doors	(6.4)%	(3.7)%	(6.2)%	(4.0)%
Change in average weekly sales per door	3.4	12.3	9.7	8.9
Convenience stores:
Change in average weekly number of doors	(0.1)%	(2.0)%	(0.3)%	(6.3)%
Change in average weekly sales per door	(2.8)	6.9	3.2	8.8

(1)	Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise Krispy Kreme stores. The Company believes systemwide sales data are useful in assessing consumer demand for the Company’s products, the overall success of the Krispy Kreme brand and, ultimately, the performance of the Company. All of the Company’s royalty revenues are computed as percentages of sales made by the Company’s domestic and international franchisees, and substantially all of KK Supply Chain’s external sales of doughnut mixes and other ingredients ultimately are determined by demand for the Company’s products at franchise stores. Accordingly, sales by the Company’s franchisees have a direct effect on the Company’s royalty and KK Supply Chain revenues, and therefore on the Company’s profitability. The Company’s consolidated financial statements appearing elsewhere herein include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchise stores based on their sales, but exclude sales by franchise stores to their customers.
(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company’s international franchisees conduct business had been the same in the comparable prior year period.
(3)	The change in “same store sales” represents the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period. Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods. In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation. The change in “same store customer count” is similarly computed, but is based upon the number of retail transactions reported in the Company’s point-of-sale system.
(4)	For Company wholesale sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of Company Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended February 2, 2014
November 3, 2013	75	18	1	94
Opened	1	-	-	1
Closed	-	-	-	-
February 2, 2014	76	18	1	95

Year ended February 2, 2014
February 3, 2013	76	20	1	97
Opened	6	-	-	6
Closed	(1)	(1)	-	(2)
Change in store type	1	(1)	-	-
Transferred to Domestic Franchise	(6)	-	-	(6)
February 2, 2014	76	18	1	95

Three months ended February 3, 2013
October 28, 2012	75	20	1	96
Opened	2	-	-	2
Closed	(1)	-	-	(1)
February 3, 2013	76	20	1	97

Year ended February 3, 2013
January 29, 2012	72	19	1	92
Opened	4	-	-	4
Closed	(1)	-	-	(1)
Transferred from Domestic Franchise	1	1	-	2
February 3, 2013	76	20	1	97

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of Domestic Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Total
Three months ended February 2, 2014
November 3, 2013	106	35	14	155
Opened	1	2	1	4
Closed	-	-	-	-
February 2, 2014	107	37	15	159

Year ended February 2, 2014
February 3, 2013	99	29	14	142
Opened	2	8	1	11
Closed	-	-	-	-
Transferred from Company Stores	6	-	-	6
February 2, 2014	107	37	15	159

Three months ended February 3, 2013
October 28, 2012	101	27	14	142
Opened	1	2	-	3
Closed	(3)	-	-	(3)
February 3, 2013	99	29	14	142

Year ended February 3, 2013
January 29, 2012	102	25	15	142
Opened	3	6	-	9
Closed	(5)	(1)	(1)	(7)
Transferred to Company stores	(1)	(1)	-	(2)
February 3, 2013	99	29	14	142

KRISPY KREME DOUGHNUTS, INC.

STORE COUNT

	Number of International Franchise Stores
	Factory
	Stores	Hot Shops	Fresh Shops	Kiosks	Total
Three months ended February 2, 2014
November 3, 2013	123	9	287	144	563
Opened	6	-	15	5	26
Closed	(3)	-	(7)	(5)	(15)
Change in store type	(1)	-	1	-	-
February 2, 2014	125	9	296	144	574

Year ended February 2, 2014
February 3, 2013	120	9	257	123	509
Opened	15	-	53	28	96
Closed	(8)	-	(17)	(6)	(31)
Change in store type	(2)	-	3	(1)	-
February 2, 2014	125	9	296	144	574

Three months ended February 3, 2013
October 28, 2012	119	11	249	114	493
Opened	3	-	17	8	28
Closed	(2)	(1)	(9)	-	(12)
Change in store type	-	(1)	-	1	-
February 3, 2013	120	9	257	123	509

Year ended February 3, 2013
January 29, 2012	118	11	226	105	460
Opened	10	-	63	25	98
Closed	(7)	(1)	(26)	(15)	(49)
Change in store type	(1)	(1)	(6)	8	-
February 3, 2013	120	9	257	123	509

Krispy Kreme Contacts:

Media:	Investor Relations:

Lafeea Watson	Anita K. Booe
(336) 726-8878	(336) 703-6902
lwatson@krispykreme.com	abooe@krispykreme.com